Exhibit 99.1

Verecloud Reports Second Quarter Fiscal Year 2011 Results
Nimbus CSB platform on track for 2011 rollout

ENGLEWOOD, Colo., Feb. 15, 2011– Verecloud (OTCBB:VCLD), which enables communications service providers (CSPs) to capture market share in the emerging cloud services brokerage (CSB) market, today announced financial results for its second quarter of 2011 ended December 31, 2010 highlighted by revenue of $1,593,685, a 6 percent increase from the previous three months and up 17 percent over the same period last year.

Verecloud reported operating income of $52,532 during the latest quarter, a $234,628 improvement from the prior year. The company reported net income of $17,724 for the three months ended December 31, 2010 versus a net loss of $147,851 in the previous quarter.

During the quarter Verecloud continued to develop its Nimbus CSB cloud brokerage platform and is on track to complete the multi-phased rollout in 2011. The company continues to focus on demonstrating the value-added benefits the Nimbus CSB brings to CSPs looking to expand revenue in the growing cloud computing marketplace.

"We continue to make significant progress on all fronts," said John McCawley, chief executive officer of Verecloud. "As we bring Nimbus CSB to market in the coming months, we are looking forward to shifting our focus to growing our customer base and deploying the platform.”

Financial Highlights

•	Revenue of $1,593,685, up 6 percent from the quarter ended June 30, 2010 and up 17 percent compared to the year ago quarter.

•	Net income of $17,724, up from a net loss of $147,851 in the quarter ended September 30, 2010. Net loss for the three months ended December 31, 2009 was $189,724.

•	Ended the quarter with a cash balance of $562,574 compared to $197,151 as of the fiscal year ended June 30, 2010 and down from $1,519,911 at December 31, 2009.

•	Closed the quarter with working capital of $616,056, up 67 percent from the fiscal year ended June 30, 2010 and up $666,464 compared to the year ago quarter.

Additional financial information, including historical SEC filings and the current Quarterly Report on Form 10-Q can be found on Verecloud’s website at www.verecloud.com.

About Verecloud

Based in Englewood, Colorado, Verecloud enables communications service providers (CSPs) to capture market share in the expanding and lucrative cloud computing market. Verecloud’s cloud service broker platform, Nimbus CSB, addresses the CSPs’ need to integrate their existing back-office systems and drive new revenue through cloud services. By collaborating with Verecloud, CSPs are positioned to capture a significant percentage of this exciting market by playing a key role in the cloud services brokerage opportunity. Learn more about Verecloud at: http://www.verecloud.com

Forward-Looking Statement

This release may contain projections and other forward-looking statements that involve risks and uncertainties. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Future performance cannot be assured. Readers are referred to the documents filed by Verecloud with the Securities and Exchange Commission (SEC), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Recent documents filed with the SEC can be found in the Investor Relations section of our website (www.verecloud.com). Verecloud believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Verecloud is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

Investor Relations
Jim Buckley
Chief Financial Officer
Verecloud, Inc.
1-877-711-6492 jim.buckley@verecloud.com
Media Relations Glenda Catron VisiTech PR (303) 752-3552 x225 Glenda@visitechpr.com